                                                                    EXHIBIT 99.5

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Provide to the Payer - Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number that you should provide to the payer.

---------------------------------- ----------------------         ------------------------------ --------------------
                                         Give the                                                  Give the EMPLOYER
    For this type of account:         SOCIAL SECURITY               For this type of account:      IDENTIFICATION
                                        number of:                                                   number of:
---------------------------------- ----------------------         ------------------------------ --------------------
1.   An individual's account       The individual                 9.  A valid trust, estate,     Legal entity (Do
                                                                      or pension trust           not furnish the
                                                                                                 identifying number
                                                                                                 of the personal
                                                                                                 representative or
                                                                                                 trustee unless the
                                                                                                 legal entity
                                                                                                 itself is not
                                                                                                 designated in the
                                                                                                 account title.) (3)


2.   Two or more individuals       The actual owner of            10. Corporate account          The corporation
     (joint account)               the account or, if
                                   combined funds, the
                                   first individual on
                                   the account (1)

3.   Husband and wife (joint       The actual owner of            11. Religious, charitable,     The organization
     account)                      the account or, if                 educational or other
                                   joint funds, the                   tax-exempt organization
                                   first individual on                account
                                   the account (1)

4.   Custodian account of a        The minor (2)                  12. Partnership account held   The partnership
     minor (Uniform Gift to                                           in the name of the
     Minors Act)                                                      business

5.   Adult and minor (joint        The adult or, if the           13. Association, club, or      The organization
     account)                      minor is the only                  other tax-exempt
                                   contributor, the                   organization
                                   minor (3)

6.   Account in the name of        The ward, minor, or            14. A broker or registered     The broker or
     guardian or committee for a   incompetent person (4)             nominee                    nominee
     designated ward, minor, or
     incompetent person

7.   a.  The usual revocable       The grantor trustee (3)        15. Account with the           The public entity
         savings trust                                                Department of
         account (grantor is also                                     Agriculture in the name
         trustee)                                                     of a public entity (such
                                                                      as a State or local
     b.  So called trust account   The actual owner (3)               government, school
         that is not a legal or                                       district, or prison)
         valid trust under State                                      that receives
         law                                                          agricultural program
                                                                      payments

8.   Sole proprietorship           The owner (5)
     account

----------
(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) List first and circle the name of the legal trust, estate, or pension trust.

(4) Circle the ward's, minor's or incompetent persons name and furnish such person's social security number.

(5) Show the name of the owner. You may use either a social security number or an employer identification number (if you have one).

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.